Monthly Statements to the Securityholders
Pursuant to Section 4.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc
2003-HE2

Monthly Period	June 1, 2004 through June 30, 2004
Payment Date	July 26, 2004
Period	Managed

Pool Balance		Factor per Original
Beginning	$1,080,071,458.84	0.864034128
Ending	$1,055,064,283.11	0.844028921

Change	$25,007,175.73	0.020005207

A-I-1 Notes
Beginning	$345,753,375.13	0.864383438
Ending	$336,441,556.14	0.841103890

Change	$9,311,818.99	0.023279547

A-II-1 Notes
Beginning	$635,547,831.90	0.847397109
Ending	$620,203,647.77	0.826938197

Change	$15,344,184.13	0.020458912

A-II-2
Beginning	$84,739,710.92	0.847397109
Ending	$82,693,819.70	0.826938197

Change	$2,045,891.22	0.020458912

Additional Balance Increase Amount
Beginning	$—
Ending	$—

Change	$—

Certificate
Beginning	$—
Ending	$—

Change	$—

Interest Shortfall Event?	No
Stepdown Event?	No
Yield Maintenance Event?	No
Deficiency Amount Event?	No
Interest Distributions		Factor per 1000
A-I-1	$464,462.03	1.1611551
A-II-1	$853,752.59	1.1383368
A-II-2	$103,617.84	1.0361784
Enhancer Premium	$137,696.95
Interest Rates
A-I-1 WAC	4.15%
A-II-1 & A-II-2 WAC	4.18%
Libor	1.3000%
Libor + 26 bps	1.5600%
Auction Rate	1.4200%
A-I-1 & A-II-1 Note Rate	1.5600%
A-II-2 Note Rate	1.4200%

Principal Distributions		Factor per 1000
A-I-1	$9,311,818.99	23.28
A-II-1	$15,344,184.13	20.46
A-II-2	$2,045,891.22	20.46
Certificate	$—

Funding Account Balance
Group 1	$—
Group 2	$—

Liquidation Loss Amounts
Group 1	$—
Aggregate Liquidation Losses	$(54,066.81)
Group 2	$(92.30)
Aggregate Liquidation Losses	$(258,199.75)

Enhancer Premium	$137,696.95

Aggregate Note Balance	$1,039,339,023.61
Target Overcollateralization Amount	$15,725,259.50
Overcollateralization Amount	$15,725,259.50
Excess to Certificateholder	$430,495.81
Net Excess Spread Percentage	2.613%
2-month Rolling Average Net Excess Percentage	2.713%
3-month Rolling Average Net Excess Percentage	2.738%

Wachovia Bank, National Association
as Servicer

Group 1 Pool

Aggregate Amount Collected for the Collection Period
Principal	$15,906,677.07
Net Interest	$1,302,323.95
Substitution Adjustments	$—
Aggregate Substitutions	$—
Beginning Balance	$349,509,272.57
Ending Balance	$341,473,639.18

Net	$8,035,633.39
Principal Collections	$(15,906,677.07)
Net Draws	$7,871,043.68
Net Principal	$(8,035,633.39)

Gross Interest	$1,447,952.81
Servicing Fee	$(145,628.86)

Net Interest	$1,302,323.95
Enhancer Premium	$(44,659.81)
Note Interest	$(464,462.03)

Excess Spread	$793,202.10

Additional Balance Inc.	$—
Group Excess	$793,202.10
Transfer (to) from Group 2	$482,983.50
Excess to Certificate	$—

Delinquencies
30 - 59 Days Past Due	2	$234,612.70
60 - 89 Days Past Due	—	$—
90 - 119 Days Past Due	—	$—
120 - 149 Days Past Due	—	$—
150 - 179 Days Past Due	—	$—
180 + Days Past Due	—	$—
Foreclosures (included in aging above)	—	$—
REO	—	$—

Funding Account
Beginning	$—
Deposit	$—

Ending	$—
Target O/C Amount	$5,032,083.04
O/C Amount	$5,032,083.04

Gross CPR (Annualized)	42.819%
Net CPR (Annualized)	24.355%
Draw Rate (Annualized)	23.916%
WAM	218.03
Age	17.34

Group 2 Pool

Principal	$36,605,590.11
Net Interest	$2,382,419.88
Substitution Adjustments	$—
Aggregate Substitutions	$—
Beginning Balance	$730,562,186.27
Ending Balance	$713,590,643.93

Net	$16,971,542.34
Principal Collections	$(36,605,590.11)
Net Draws	$19,634,047.77
Net Principal	$(16,971,542.34)

Gross Interest	$2,686,820.79
Servicing Fee	$(304,400.91)

Net Interest	$2,382,419.88
Enhancer Premium	$(93,037.14)
Note Interest	$(957,370.42)

Excess Spread	$1,332,012.32

Additional Balance Inc.	$—
Group Excess	$1,332,012.32
Transfer (to) from Group 1	$(482,983.50)
Excess to Certificate	$430,495.81

30 - 59 Days Past Due	6	$476,934.03
60 - 89 Days Past Due	3	$46,904.88
90 - 119 Days Past Due	2	$159,780.54
120 - 149 Days Past Due	1	$150,739.98
150 - 179 Days Past Due	—	$—
180 + Days Past Due	1	$100,259.50
Foreclosures (included in aging above)	5	828.570
REO	—	—

Beginning	$—
Deposit	$—

Ending	$—
Target O/C Amount	$10,693,176.46
O/C Amount	$10,693,176.46

Gross CPR (Annualized)	46.036%
Net CPR (Annualized)	24.577%
Draw Rate (Annualized)	27.886%
WAM	214.63
Age	18.33